As filed with the U.S. Securities and Exchange Commission on February 17, 1998
                                               Registration No. 333-4643

                 U.S. SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                            Amendment No. 5
                            (Post Effective)
                                   to
                               FORM SB-2

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                       MIDCOAST ENERGY RESOURCES, INC.
               (Name of small business issuer in its charter)


                                 Nevada
                       (State or other jurisdiction of
                        incorporation or organization)

                                  4922
                       (Primary Standard Industrial
                        Classification Code Number)

                                76-0378638
                       (I.R.S. Employer Identification
                                  Number)


                         1100 Louisiana, Suite 2950
                           Houston, Texas 77002
                          Phone:  (713) 650-8900
                           Fax:  (713) 650-3232

(Address and telephone number of principal executive office and principal place of business)

                             Dan C. Tutcher
                  President and Chief Executive Officer
                    Midcoast Energy Resources, Inc.
                      1100 Louisiana, Suite 2950
                         Houston, Texas 77002
                        Phone:  (713) 650-8900
                        Fax:  (713) 650-3232
         (Name, address and telephone number of agent for service)



                               Copies to:

Robert G. Reedy, Esq.
Porter & Hedges, L.L.P.
700 Louisiana, 35th Floor
Houston, Texas 77002-2764
Phone: (713) 226-0600
Fax: (713) 228-1331

Henry I. Rothman, Esq.
Parker Chapin Flattau & Klimpl, L.L.P.
1211 Avenue of the Americas
New York, New York  10036
Phone:  (212) 704-6000
Fax:  (212) 704-6288


              Deregistration of Unsold Shares of Common Stock

 Pursuant to its Registration Statement on Form SB-2 (No. 333-4643), Midcoast Energy Resources, Inc., a Nevada corporation (the "Company"), registered 1,250,000 shares (including the over-allotment option) of the the Company's common stock, par value $.01 per share ("Common Stock"). Effective February 16, 1998, 1,100,000 shares of the 1,250,000 shares of Common Stock registered pursuant to this Registration Statement were sold.

   The Company hereby deregisters the remaining 150,000 shares of Common Stock.

                                SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 5 (post-effective) to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston and State of Texas on the 17th day of February, 1998.

                        Midcoast Energy Resources, Inc.


                       By:        /s/  DAN  C.  TUTCHER
                                  Dan C. Tutcher, Chairman of the Board,
                                  Chief Executive Officer and President
                                      (Principal Executive Officer)

                        POWER OF ATTORNEY

   We, the undersigned directors and officers of Midcoast Energy Resources, Inc., do hereby constitute and appoint Dan C. Tutcher and I. J. Berthelot, II, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, which such attorneys and agents may deem necessary or advisable to enable the corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement, including specifically without limitation power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments hereto; and we do hereby ratify and confirm all that such attorneys and agents shall do or cause to be done by virtue hereof.

   In accordance with the Requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 17th day of February, 1998.

        Signature                            Title

  /s/  DAN  C.TUTCHER        Chairman of the Board, Chief Executive Officer and
       Dan C. Tutcher          President (Principal Executive Officer)

  /s/ RICHARD A. ROBERT      Treasurer,Principal Financial Officer and Principal
       Richard A. Robert       Accounting Officer

  /s/  I. J. BERTHELOT,II    Vice President of Operations, Director
       I. J. Berthelot, II

  /s/  RICHARD N. RICHARDS   Director
       Richard N. Richards

  /s/  BRUCE M. WITHERS,JR.  Director
       Bruce M. Withers, Jr.